Exhibit 99.1

FIRST HORIZON PHARMACEUTICAL CORPORATION ANNOUNCES

THAT FDA APPROVES TRIGLIDE™,

A NOVEL FORMULATION OF FENOFIBRATE

ALPHARETTA, Ga.— (BUSINESS WIRE) — May 9, 2005 — First Horizon Pharmaceutical® Corporation (Nasdaq:FHRX) today announces that the US Food and Drug Administration (“FDA”) has approved Triglide™, its new fenofibrate formulation.  Triglide™ will be administered in two strengths - 160 mg and 50 mg. Triglide will be  manufactured and supplied by SkyePharma PLC (Nasdaq: SKYE; LSE: SK) in accordance with the existing Agreement.

First Horizon retained exclusive US marketing rights in May 2004 to fenofibrate IDD-P, a novel fenofibrate formulation that employs one of SkyePharma’s proprietary solubilization technologies.  Under its Agreement with SkyePharma, First Horizon will make a payment of $15 million to Skye as a result of the approval.  First Horizon will also pay royalties and sales-based milestone payments to SkyePharma and SkyePharma will make a contribution of up to $5 million to First Horizon’s initial marketing expenses to establish Triglide™.

Patrick Fourteau, First Horizon’s President and Chief Executive Officer, said, “We are delighted with the approval of Triglide™, and are extremely pleased with the opportunity to offer such a quality product in the fast growing dyslipidemia market. Triglide™ is an important alternative to existing products in this field, and following the acquisition of Altoprev™ and Fortamet™ it is the perfect complement to our rapidly expanding cardiovascular portfolio. We look forward as well to our continued collaboration with SkyePharma.”

Triglide™ is an oral treatment for lipid disorders such as elevated cholesterol (hypercholesterolemia) and triglycerides (hypertriclyceridemia). Triglide™ can be administered under fed and fasting conditions yielding a comparable extent of absorption and therefore allows patients to take the drug at any time, contributing to improved compliance.

First Horizon Background

First Horizon Pharmaceutical Corporation is a specialty pharmaceutical company that markets, sells and develops prescription products with a primary focus on cardiology and women’s health. First Horizon has a portfolio that includes 14 branded prescription products of which 7 are actively promoted to high-prescribing physicians through its nationwide sales force of approximately 460 representatives. First Horizon’s web site address is: www.fhrx.com. Please visit First Horizon’s website for full prescribing information on First Horizon’s products.

Contact

First Horizon Pharmaceutical Corporation

Darrell Borne

866-352-4401

ir@fhrx.com

Safe Harbor Statement

This press release contains forward-looking statements (in addition to historical facts) that are subject to risks and uncertainties that could cause actual results to materially differ from those described.  Although we believe that the expectations expressed in these forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct.  Our actual results could be materially different from and worse than our expectations. With respect to such forward-looking statements, we seek the protections afforded by the Private Securities Litigation Reform Act of 1995. These risks include, without limitation:

•                  We may not attain expected revenues and earnings;

•                  Our operating results will be substantially dependent upon the success of Fortamet and Altoprev so that any factor adversely affecting Fortamet and Altoprev could have a material adverse effect on our sales and profits;

•                  Altoprev is currently experiencing manufacturing issues.  If the issues cannot be resolved, this would impact our ability to acquire the product for sale and sampling;

•                  We may incur unexpected costs in integrating Fortamet and Altoprev into our operations;

•                  Our acquisition of Fortamet and Altoprev requires adjustments to our sales force, which we may not be able to complete successfully or timely in order to achieve targeted sales of Fortamet and Altoprev;

•                  If we are unsuccessful in obtaining third party payor contracts for Altoprev and Fortamet, we may experience reductions in sales levels;

•                  The potential growth rate for Fortamet and Altoprev may be limited by slower growth for the class of drugs to which Fortamet and Altoprev belong and unfavorable clinical studies about such class of drugs;

•                  Strong competition exists in the sale of drugs that treat diabetes and cholesterol, which could adversely affect expected growth of Fortamet and Altoprev sales or increase our costs to sell Fortamet and Altoprev;

•                  The potential growth rate for Sular may be limited by slower growth for the class of drugs to which Sular belongs and the ability of our sales representatives to influence prescribing habits of physicians;

•                  Sales of our Prenate Elite  and OptiNate products may not be at the levels that we anticipate;

•                  We may not be able to protect our competitive position for Prenate Elite from patent infringers;

•                  Sales of our Tanafed products have been adversely affected by the introduction of competitive products, and an issued FDA notice may cause us to incur increased expenses and adversely affect our ability to continue to market and sell our Tanafed products;

•                  Introductions by us of line extensions of our existing products may require that we make unexpected changes in our estimates for future product returns and reserves for obsolete inventory which would adversely affect our operating results;

•                  Our supplier can terminate our rights to commercialize Nitrolingual and the smaller size of this product has not met our expectation;

•                  A small number of customers account for a large portion of our sales and the loss of one of them, or changes in their purchasing patterns, could result in reduced sales;

•                  If third-party payors do not adequately reimburse patients for our products, doctors may not prescribe them;

•                  We rely on operational data obtained from IMS, an industry accepted data source.  IMS data may not accurately reflect actual prescriptions (for instance, we believe IMS data does not capture all product prescriptions from some non-retail channels) or trade levels of inventory;

•                  An adverse judgment in the securities class action litigation in which we and certain directors and executive officers are defendants could have a material adverse effect on our results of operations and liquidity;

•                  An adverse judgment in our infringement action with Breckenridge Pharmaceutical, Inc. with respect to our Tanafed products could result in the invalidation of our Tanafed patents, cause us to lose market share for Tanafed products and result in a loss of earnings and profits from Tanafed sales;

•                  If our products under development fail in clinical studies, if we fail to obtain, or encounter difficulties in obtaining, regulatory approval for new products or new uses of existing products, or if our development agreements are terminated, we will have expended significant resources for no return;

•                  Our business and products are highly regulated.  The regulatory status of some of our products makes these products subject to increased competition and other risks, and we run the risk that we, or third parties on whom we rely, could violate the governing regulations;

•                  If generic competitors that compete with any of our products are introduced our revenues may be adversely affected; and

•                  Some unforeseen difficulties may occur.

This list is intended to identify some of the principal factors that could cause actual results to differ materially from those described in the forward-looking statements included herein. These factors are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our other filings with the Securities and Exchange Commission.